SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2002

CASCADE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	0-25286	91-0167790

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identi- fication Number)

2828 Colby Avenue
Everett, Washington 98201
(Address of principal executive offices/Zip Code)

Registrant’s telephone number, including area code: (425) 339-5500

ITEM 5. OTHER EVENTS

     On March 8, 2002, Cascade Financial Corporation (the “Company”) announced that Carol K. Nelson is appointed as Chief Executive Officer of the Company effective May 1, 2002. Ms. Nelson currently serves as President and Chief Operating Officer of the Company and President and CEO of Cascade Bank. Frank M. McCord announced his retirement as Chief Executive Officer as of that date. Mr. McCord will continue as Chairman of the Board of Directors of the Company and Cascade Bank. The press release is attached as Exhibit 99.

SIGNATURE
EXHIBIT INDEX
EXHIBIT 99

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Dated: March 8, 2002

CASCADE FINANCIAL CORPORATION

By:	/s/ LARS H. JOHNSON

Lars H. Johnson Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release Regarding Change of Chief Executive Officer.

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